UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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MACQUARIE EQUIPMENT LEASING FUND, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MACQUARIE EQUIPMENT LEASING FUND, LLC

225 Franklin Street, 17th Floor, Suite 1700

Boston, Massachusetts 02110

1-866-965-7622

Macquarie Equipment Leasing Fund, LLC Shareholders  May 5, 2011

RE:  Seeking Your Approval to Amend the Fund’s Operating Agreement

REPLY NEEDED BY MAY 31, 2011

Macquarie Asset Management Inc., the Manager of Macquarie Equipment Leasing Fund, LLC, is seeking your consent, as an owner of the Fund, to authorize the Manager to amend our Operating Agreement to extend the Fund’s offering period and make other related amendments. Enclosed, you will find detailed information about the amendment to the Fund’s Operating Agreement. We want to take this opportunity to briefly explain to you what we are proposing and why we believe an extension of the Fund’s offering will be beneficial to the Fund and its members. This cover letter simply serves as a brief introduction to (and should not be viewed as a substitute for) the more detailed discussion that is included in the attached documents, which we urge you to read before voting.

We recommend that you approve this proposal by noting CONSENT by Internet, by phone or by mail.

By noting CONSENT to the proposal, you would enable the Manager to amend the Operating Agreement. The purpose of the amendment would be to:

1.	extend the offering period of the Fund by nine months to March 19, 2012, and to reduce the operating period of the Fund by a corresponding nine month period; and

2.	extend by nine months the period by which unused capital must be returned to Shareholders.

Your consent does not amend the Operating Agreement, but rather authorizes the Manager to amend the Operating Agreement in the form that is provided herein. The Fund is currently seeking regulatory approval to extend the offering period to March 19, 2012. If these approvals are not received to the satisfaction of the Fund, the Manager may withdraw the amendment and it will not be effective.

Please see the attached documents which describe in detail the proposed amendment to the Fund’s Operating Agreement that enables the extension of the Fund’s offering. We believe this to be a beneficial to the Fund and its members, and we encourage you to CONSENT to it.

Enclosed in this package, you will find (i) a bound document that describes the amendment to the Operating Agreement in greater detail, and (ii) a consent card, that allows you to indicate your vote on the proposal. You may vote on the proposal by Internet, by phone or by mail. As you can see on the consent card, you have the option to consent to the amendment, withhold consent, or abstain on the proposal. In order for the proposal to pass, we must receive the consent of shareholders owning a majority of the shares of the Fund. Because a failure to reply is equivalent to withholding consent, if you are in favor of this proposal, please be sure to vote accordingly.

PLEASE COMPLETE YOUR CONSENT CARD BY INTERNET, PHONE OR MAIL AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN THE CLOSE OF BUSINESS ON MAY 31, 2011 SO THAT YOUR VOTE COUNTS.

By Order of the Board of Directors of the

Manager

David Fahy, President

Macquarie Equipment Leasing Fund, LLC

225 Franklin Street, 17th Floor, Suite 1700

Boston, Massachusetts 02110

NOTICE OF SOLICITATION OF CONSENTS

To our Shareholders:

NOTICE IS HEREBY GIVEN that Macquarie Asset Management Inc. (the “Manager”), manager of Macquarie Equipment Leasing Fund, LLC, a Delaware limited liability company (the “Fund”), on behalf of the Fund, is soliciting the written consent and approval from the holders (“Shareholders”) of the Fund’s limited liability company membership interests (“Shares”) of the first amendment to the Fund’s amended and restated limited liability company operating agreement (the “Amendment”), without the necessity of holding a special meeting of Shareholders. The purpose of the Amendment is to enable the Manager to extend the offering period of the Fund for an additional nine months to March 19, 2012. Your consent does not adopt the Amendment, but rather authorizes the Manager to adopt the Amendment in the form that is provided herein. The Fund is currently seeking regulatory approval to extend the offering period to March 19, 2012. If these approvals are not received to the satisfaction of the Fund, the Manager may withdraw the amendment and it will not be effective. The Manager recommends that you CONSENT to the Amendment.

Your attention is directed to the Consent Solicitation Statement accompanying this Notice which more fully describes the Amendment and the reasons for the Amendment. The Manager has fixed the close of business on April 26, 2011 as the record date (the “Record Date”) for determining the Shareholders entitled to notice of consent in lieu of a meeting of Shareholders and entitled to execute consents regarding the proposal described in the Consent Solicitation Statement.

Unless the Manager elects to extend the deadline, the consent process and the opportunity to consent to the proposal by returning a Consent Card will end at 5:00 p.m. Eastern Time on May 31, 2011 (the “Expiration Time”). Consent will be effective only if the Shareholder completes, signs and timely returns the Consent Card accompanying this Notice by Internet, by phone, by facsimile or by mail.

Shareholders may vote:

(1) By Internet, go to www.macquarie.com/mgl/com/mami/investor-center (Once you have logged into your account, follow the “Consent” link to the consent form. You will be prompted for a password. Your unique password is contained on the enclosed reply card);

(2) By toll-free telephone, call 1 877 519-2629. You will be prompted for a password. Your unique password is contained on the enclosed reply card; or

(3) By mail if you mark, date, sign and return the enclosed Consent Card and return it in the enclosed pre-paid envelope, or by hand, by facsimile, or by overnight courier as promptly as possible

Your consent is important. Please mark, date, sign and return the enclosed Consent Card by Internet, by phone, by facsimile or by mail as promptly as possible. You may revoke your consent in the manner described in the accompanying Consent Solicitation Statement at any time before the Expiration Time.

Boston, Massachusetts	Sincerely,
May 5, 2011

David Fahy President Macquarie Asset Management Inc. Manager of Macquarie Equipment Leasing Fund, LLC

Important Notice Regarding the Availability of the Consent Solicitation Statement. Our Consent Solicitation Statement dated April 26, 2011 is available on the Internet at http://www.macquarie.com/mami.

Macquarie Equipment Leasing Fund, LLC

CONSENT SOLICITATION STATEMENT

May 5, 2011

Solicitation of Consents

This Consent Solicitation Statement is being furnished to holders (“Shareholders”) of shares of limited liability company membership interests (“Shares”) in Macquarie Equipment Leasing Fund, LLC (the “Fund”), a Delaware limited liability company, in connection with the solicitation of written consents by Macquarie Asset Management Inc. (the “Manager”), on behalf of the Fund, to approve the first amendment (the “Amendment”) to the Fund’s amended and restated limited liability company operating agreement (the “Operating Agreement”). The Amendment would extend the offering period of the Fund by nine months to March 19, 2012 and reduce the operating period of the Fund by a corresponding nine month period. The Amendment also extends by nine months the period by which unused capital must be returned to Shareholders, as more fully set forth in this Consent Solicitation Statement. No meeting will be held in connection with this solicitation of consents from the Shareholders. This Consent Solicitation Statement and accompanying Consent Card and notice are first mailed to the Fund’s Shareholders on or about May 5, 2011.

Please note your Consent by Internet, phone, facsimile or mail as promptly as possible. No postage is required if your Consent Card is mailed within the United States. The Fund will bear the cost of soliciting consents, including the preparation, assembly and mailing of the consent soliciting materials, as well as the cost of forwarding the materials to the Shareholders. Officers and regular employees of the Manager may, without compensation other than their regular compensation, solicit consents by telephone, facsimile, email, personal conversation or other means of communication. We may reimburse trustees, nominees, fiduciaries and other custodians for the reasonable fees and expenses in forwarding the consent solicitation materials to Shareholders.

Record Date

The Manager has fixed the close of business on April 26, 2011 as the record date for determining the Shareholders entitled to notice of, and to execute consents to approve, the Amendment (the “Record Date”). On April 26, 2011, 3,288,280 Shares were outstanding and held by 938 record holders.

Required Consent; Expiration Time

The consent of holders of a majority of the Shares outstanding and entitled to vote as of the Record Date is required to approve the Amendment (the “Required Consent”). Unless the Manager elects to extend the deadline, the consent process and the opportunity to execute a consent to approve the Amendment by returning a signed Consent Card indicating such consent will end at 5:00 p.m. Eastern Time on May 31, 2011 (the “Expiration Time”).

Submitting Your Consent

Each Share is entitled to one consent. If you properly execute and timely return a Consent Card by Internet, phone, facsimile or mail, your consent will apply to each Share of the Fund you hold as of the Record Date. If you own fractional Shares, your consent will apply with respect to the number of fractional Shares that you own and will be treated as consent of a fraction of a Share. If you deliver a Consent Card for fractional Shares, your consent will be combined with the consents of other fractional Shares.

All Consent Cards that are properly completed, signed and delivered prior to the Expiration Time, and not properly revoked prior to the Expiration Time, will be accepted. If you have any questions about this consent solicitation or how to consent or revoke your consent, or if you need additional copies of this Consent Solicitation Statement or related materials, please contact our Investor Relations Department at 1-866-965-7622 or by email at investorsmami@macquarie.com.

If the Consent Card is properly completed and signed, and is not properly revoked or changed prior to the Expiration Time, the Shares represented thereby will be counted as consenting to the approval of the Amendment where the box corresponding to “Consent” is marked. If the Consent Card is properly signed but does not indicate how you would like to exercise your consent by so indicating on the Consent Card, the Shares represented thereby will be counted as consenting to the approval of the Amendment. Failure to return the enclosed written consent card or to complete the Consent Card online will have the same effect as a vote against the approval of the Amendment. Abstentions will also be treated as votes against the approval of the Amendment.

Consent Cards must be executed in exactly the same manner as a Shareholder’s name appears on the Fund’s share registry or account registration. If a signature is by a trustee, executor, administrator, guardian, proxy, attorney-in-fact, officer of a corporation, or other holder of record acting in a fiduciary or representative capacity, such person must so indicate when signing and submit proper evidence satisfactory to the Fund of such person’s authority to so act. If Shares are registered in different names, separate Consent Cards must be executed covering each form of registration. Please see Questions & Answers – General Information, for more information regarding completing and submitting your Consent.

Revocation of Consents

A Shareholder who delivers an executed Consent Card pursuant to this solicitation may revoke his, her or its consent at any time prior to the Expiration Time by mailing or by delivering by hand or faxing a properly executed Consent Card bearing a later date or by mailing or by delivering by hand or faxing a signed, written notice of revocation to the attention of the Manager such that it is received by the Manager prior to the Expiration Time. Properly submitted revocation of a previously submitted Consent Card will be effective upon receipt by the Fund of either (i) an instrument revoking such Consent Card or (ii) a duly executed Consent Card bearing a later date. If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote.

No Appraisal Rights

Under Delaware law and the Operating Agreement, Shareholders will not be entitled to rights of appraisal with respect to the Amendment. Accordingly, to the extent that you withhold consent to or abstain with respect to the Amendment, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Delaware law governing appraisal rights.

Security Ownership of Certain Beneficial Owners and Management

The following table details beneficial owners of more than 5% of the Fund’s Shares as of the Record Date. The Manager intends to vote its shares in favor of the Amendment. As of April 26, 2011, none of the Manager’s officers and directors owned any of the Fund’s Shares.

Name of Beneficial Owner	Number of Shares	Percent
Macquarie Asset Management Inc. 225 Franklin Street, 17th Floor, Suite 1700 Boston, MA 02110	161,790.3217	8%

Cautionary Statement Regarding Forward-Looking Statements

This Consent Solicitation Statement, and the documents to which we refer to in this Consent Solicitation Statement, other than purely historical information, including estimates, projections, strategies and objectives, including without limitation, statements regarding the Amendment and the extension of the Fund’s offering period, are “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated. You are therefore cautioned against relying on any such forward-looking statements. An example of a forward-looking statement made herein is the statement that the Manager believes that the Amendment will enable the Fund to take advantage of the increasing rate at which investor capital is being contributed to the Fund. Statements can generally be identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “target,” “pursue,” “may,” “will,” “will likely result,” and similar expressions and references to future periods. Forward-looking statements made in this document speak only as of the date on which they are made. The Fund undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

QUESTIONS AND ANSWERS: THE AMENDMENT

Q.	What am I being asked to approve with this Consent Solicitation?

A.	You are being asked to authorize the Manager to adopt an amendment to the Fund’s Operating Agreement that would extend the Fund’s offering period, as more fully described in the next question. Your consent does not adopt the Amendment, but rather authorizes the Manager to adopt the Amendment in the form that is provided herein. The Fund is currently seeking regulatory approval to extend the offering period to March 19, 2012. If these approvals are not received to the satisfaction of the Fund, the Manager may withdraw the amendment and it will not be effective.

Q.	What does the Amendment do?

A.	The Amendment would extend the offering period of the Fund by nine months to March 19, 2012 and reduce the operating period of the Fund by a corresponding nine month period. As a result of the Amendment, the offering period of the Fund will last two years and nine months. The operating period of the Fund is anticipated to last four years and three months from the end of the offering period, but may last longer.

The Amendment also extends by nine months the period by which unused capital must be returned by Shareholders. If the Amendment is adopted, the Fund will return to shareholders their net subscription funds that are not committed to investment or required as reserves within the latter of 33 months after the beginning of the Fund’s offering period.

Q.	Why does the Manager believe the Amendment is necessary?

A.	The rate at which investor capital has been contributed to the Fund has increased on a quarterly basis since July 1, 2010. In the quarterly period ended September 30, 2010, $4,527,570 of investor capital, net of offering costs, was contributed to the Fund; in the quarterly period ended December 31, 2010 and March 31, 2011, $5,327,904 and $7,593,897 of investor capital, net of offering costs, was contributed to the Fund, respectively.

The Manager believes the Fund and its members will benefit by an extension of the offering period. The Manager believes that the extension will enable the Fund to take advantage of the increasing rate at which investor capital is currently being contributed to the Fund. With the additional capital contributions that the Manager expects to receive during the extended offering period, the Fund will make additional investments and further diversify its investment portfolio. In addition, the Manager believes that further economies of scale will be generated by increasing the Fund’s capital base.

PROPOSAL: To approve an amendment to the Operating Agreement to extend the Fund’s offering period by nine months.

A copy of the Amendment, as proposed in this Consent Solicitation Statement, is attached to this Consent Solicitation Statement as Annex A. The purpose of the Amendment is to:

1.	extend the offering period of the Fund by nine months to March 19, 2012, and to reduce the operating period of the Fund by a corresponding nine month period; and

2.	extend by nine months the period by which the Fund must return to Shareholders unused capital.

Extension of the Offering Period

The rate at which investor capital has been contributed to the Fund has increased on a quarterly basis since July 1, 2010. In the quarterly period ended September 30, 2010, $4,527,570 of investor capital, net of offering costs, was contributed to the Fund; in the quarterly period ended December 31, 2010 and March 31, 2011, $5,327,904 and $7,593,897 of investor capital, net of offering costs, was contributed to the Fund, respectively.

The Manager believes the Fund and its members will benefit by an extension of the offering period. The Manager believes that the extension will enable the Fund to take advantage of the increasing rate at which investor capital is currently being contributed to the Fund. With the additional capital contributions that the Manager expects to receive during the extended offering period, the Fund will make additional investments and further diversify its investment portfolio. In addition, the Manager believes that further economies of scale will be generated by increasing the Fund’s capital base.

If the Amendment is adopted, the Fund’s offering period will be extended by nine months from June 19, 2011 to March 19, 2012, or until such earlier time as (a) the Fund’s maximum offering has been sold, or (b) the Manager otherwise terminates the Fund’s offering. This will result in a maximum total offering period for the Fund of two years and nine months. So as to maintain the same total anticipated Fund duration, the Fund’s operating period will be reduced by a corresponding nine month period, such that the operating period shall end four years and three months after the end of the offering period, provided that the operating period may be extended at the discretion of the Manager by a further period not exceeding an additional twelve (12) months. The Fund may undertake investing activities during both the offering and operating periods.

Return of Unused Capital

If the Amendment is adopted, we will return to you and our other investors, without interest, any of your net subscription funds that we do not commit to investment or that are not required as reserves within the latter of 33 months after the beginning of this offering. “Net subscription funds” means your original subscription amount minus the organization and offering expense allowance and dealer manager fees, selling commissions and due diligence expenses paid on the sale of your shares.

Subscription funds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts for the use of your net subscription funds in our investments. However, we must complete our investments under those agreements within an additional period of 12 months or return the uninvested funds to you and our other investors.

Interest of Manager in the Amendment

The Fund is required to pay fees to the Manager and its affiliates for providing or arranging all services necessary for its operations, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services.

Macquarie Capital (USA) Inc. (the “Dealer Manager”), a member of the Macquarie Group of companies, acts as dealer manager for the Fund and manages a group of selling dealers, including other unaffiliated broker dealers.

The Manager and the Dealer Manager will receive fees from the Fund for offering services during the offering period including:

•	Selling commission of up to 7% of the offering proceeds from each share sold by the Dealer Manager or selling dealers, payable to the Dealer Manager (and re-allowed to unaffiliated selling dealers);

•	Due diligence expense reimbursement for detailed and itemized bona fide accountable due diligence expenses, payable to the Dealer Manager (and re-allowed to unaffiliated selling dealers);

•	Dealer Manager fees of 3% of the offering proceeds from each share sold, payable to the Dealer Manager; and

•

Organization and offering expense allowance, which varies based upon the actual organization and offering expenses incurred by the Manager and its affiliates and the number of shares sold, payable to the Manager.

The organization and offering expense allowance will not exceed the actual fees and expenses incurred by the Manager or its affiliates in connection with the Fund’s organization and offering and will be calculated as follows:

•	up to 2.433% of the offering proceeds from each share sold for the first 3,500,000 shares;

•	up to 2.09% of the offering proceeds from each share sold for shares sold that exceed 3,500,000 but amount to 7,500,000 or fewer shares; and

•	up to 1.60% of the offering proceeds from each share sold for shares sold that exceed 7,500,000 shares.

The Fund will pay the Manager and its affiliates fees for operating services performed during the offering period and on an ongoing basis once the Fund has commenced operations, including:

•

Acquisition fees of 3% of the purchase price that the Fund pays for each item of equipment or direct or indirect interest in equipment acquired, including under lease agreements, trading transactions, residual value guarantees, pay per use agreements, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, other equipment-related transactions, joint ventures, special purpose vehicles and other Fund arrangements;

•

Asset management fees equal to the lesser of: (a) (i) 5% of gross rental payments from non-full payout leases (except that 1% of gross rental payments shall be payable with respect to non-full payout leases for which management services are performed by non-affiliates under the Manager’s supervision); (ii) 2% of gross rental payments from full payout leases which contain net lease provisions; and (iii) 7% of gross rental payments from equipment for which the Fund provides services in addition to equipment management relating to the continued and active operation of the Fund’s equipment such as, but not limited to, ongoing marketing and re-leasing of equipment and hiring or arranging for the hiring of crews or operating personnel for the Fund’s equipment and similar services; or (b) the amount of fees which are competitive for similar services;

•

Remarketing fees equal to the lesser of (i) 3% of the purchase price paid to the Fund by the purchaser of the investment, or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location. Payment of remarketing fees shall be subordinated until such time when investor return has been achieved. “Investor return” means such time when the aggregate amount of distributions to the members equals, as of any determination date, an amount equal to a pre-tax eight percent (8.0%) per annum internal rate of return compounded daily on all capital contributions of members;

•

Out-performance fees depending upon the extent to which investor return has been achieved prior to the time that investor return is achieved, cash distributions will be made 99.0% to the Fund’s members and 1.0% to the Manager. After the time that investor return is achieved, cash distributions will be made 81.0% to the Fund’s members and 19.0% to the Manager; and

•	Reimbursement of operating expenses depending upon the scope of services the Manager provides to the Fund.

As of and for the year ended December 31, 2010 the Fund has accrued or paid to the Manager or its affiliates the following amounts:

Entity	Capacity	Description	Amount
Macquarie Asset Management Inc.	Manager	Organization and Offering expense allowance(1)	$510,536
Macquarie Capital (USA) Inc.	Dealer Manager	Selling commissions and Dealer Manager fees(1)	$523,779
Macquarie Asset Management Inc.	Manager	Acquisition fees (3)	$276,381
Macquarie Asset Management Inc.	Manager	Management fee(2)	$32,143
Macquarie Asset Management Inc.	Manager	Operating Expenses(2)	$850,130
Macquarie Asset Management Inc.	Manager	Outperformance fee(2)	$6,385

(1)	Amount charged directly to members’ equity.
(2)	Amount charged directly to operations.
(3)	Amount either charged directly to operations or capitalized and amortized.

Failure to Adopt the Amendment

If the holders of a majority of Shares outstanding and entitled to consent to the approval of the Amendment do not consent, the Operating Agreement will not be amended as described herein and the Manager will not extend the offering period of the Fund. Additionally, even if the Amendment receives the approval of a majority of the Fund’s shareholders, the Manager may not adopt the Amendment if the Fund does not receive satisfactory regulatory approval to extend the Fund’s offering period.

Recommendation of the Manager

THE MANAGER HAS APPROVED, AND RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT TO THE OPERATING AGREEMENT TO AUTHORIZE THE EXTENSION OF THE FUND’S OFFERING PERIOD, AS DESCRIBED HEREIN.

QUESTIONS AND ANSWERS: GENERAL APPLICATION

Q:	Who is soliciting my consent?

A.	Consents are being solicited on behalf of the Macquarie Equipment Leasing Fund, LLC by Macquarie Asset Management Inc., as the Manager of the Fund.

Q.	Will a meeting be held to vote on the Amendment?

A.	No. A Consent Solicitation Statement and accompanying Consent Card are furnished so that the Shareholders may take action by shareholder consent as specified herein (and in accordance with applicable provisions of the Operating Agreement) without the necessity of holding a special meeting of Shareholders. Consent Cards may be completed by Internet, phone, facsimile or mail.

Q.	Who is entitled to consent to approve the Amendment?

A.	Only Shareholders of record of the Fund as of the Record Date will be entitled to notice of, and to execute consents to approve, the Amendment.

Q.	What is the Record Date?

A.	The Record Date is the date for determining Shareholders entitled to notice of, and entitled to execute consents to approve, the Amendment. The Manager has fixed the close of business on April 26, 2011 as the Record Date.

Q.	What number of consents is required to approve the Amendment?

A.	The written unrevoked consent of holders of a majority of Shares of the Fund outstanding as of the Record Date is required to approve the Amendment (“Required Consent”). As of the Record Date, there were 3,288,280 Shares outstanding.

Q.	How many consents do I have?

A.	Each Share is entitled to one consent. If you properly execute and timely return a Consent Card, or vote by Internet or phone, your consent will apply to each Share of the Fund you hold as of the Record Date. If you own fractional Shares, your consent will apply with respect to the number of fractional Shares that you own and will be treated as consent of a fraction of a Share. If you deliver a Consent Card for fractional Shares, your consent will be combined with the consents of other fractional Shares.

Q.	How long is the solicitation period?

A.	The period during which the consents will be solicited will begin on the date of this Consent Solicitation Statement and will end on the Expiration Time. The Expiration Time will be 5:00 p.m. Eastern Time on May 31, 2011, unless extended by the Manager, in its sole discretion, to a later date, which date will not be later than June 15, 2011. We refer to this period as the solicitation period. You will be notified of any extension of the solicitation period. Consent Cards received prior to 5:00 pm Eastern Time on the last day of the solicitation period will be effective, provided that the Consent Card has been properly executed.

Shareholders are asked to give their Consent to the Amendment no later than 5:00 pm Eastern Time on May 31, 2011 by completing and returning the enclosed Consent Card by faxing it to (214) 887-7198 or by mailing it or delivering by hand to the Manager at Macquarie Asset Management Inc., c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204.

Q.	What should I do now?

A.	After carefully reading and considering the information contained in this Consent Solicitation Statement, the Manager recommends that you give your consent to the Amendment by (i) completing the Consent Card online at www.macquarie.com/mgl/com/mami/investor-center (once you have logged into your account, follow the “Consent” link to the consent form. You will be prompted for a password. Your unique password is contained on the enclosed reply card), (ii) calling toll-free, telephone, number l 877 519-2629 (You will be prompted for a password. Your unique password is contained on the enclosed reply card); or (iii) marking, signing, dating and timely returning the enclosed Consent Card by mail in the pre-paid envelope provided with this Consent Solicitation Statement, or by fax to (214) 887-7198, or delivery by hand.

Q.	Do I need the signature of anyone with whom I own a share jointly?

A.	Yes. If a Share or fractional Share is held through joint ownership, then each owner of the Share or fractional Share needs to sign the Consent Card.

Q.	May I change my consent after voting online or by phone of if I have either mailed or faxed my signed Consent Card?

A.

Yes. If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. If you submit a Consent Card and then wish to revoke or change your election to consent, withhold consent or abstain, you will need to mail or delivery by hand or send by facsimile a new Consent Card effecting your written revocation, abstention or consent so that it is received by the Manager at Macquarie Asset Management Inc., c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204, or by facsimile at (214) 887-7198, prior to the Expiration Time.

Q.	How are consents counted?

A.	If you:

•

mark “Consent” with respect to the Amendment and properly complete the Consent Card by Internet, phone, facsimile or mail and do not properly revoke or change your consent prior to the Expiration Time, the Shares represented by your Consent Card will be counted as consenting to the Amendment;

•

mark “Consent Withheld” with respect to the Amendment and properly complete the Consent Card by Internet, phone, facsimile or mail and do not properly revoke or change your consent prior to the Expiration Time, the Share represented by your Consent Card will be counted as not consenting to the Amendment;

•

properly complete the Consent Card by Internet, phone or mail but do not indicate how you would like to exercise your consent with respect to the Amendment by so indicating on the form, the Shares represented thereby will be counted as consenting to the Amendment;

•

properly complete the Consent Card by Internet, phone, facsimile or mail and affirmatively elect to “Abstain” from consenting with respect to the Amendment, it will have the same effect as not consenting to the Amendment; or

•	do not timely return your Consent Card or complete the Consent Card by Internet or phone , it will have the same effect as not consenting to the Amendment.

Q.	How does the Manager recommend that I exercise my consent?

A.	The Manager recommends that you consent to the Amendment to effect the amendments to the Operating Agreement described therein.

Q.	If the Amendment is approved, when will it become effective?

A.	If the Amendment is approved, it will become effective upon such time as the Manager adopts the Amendment. The Manager intends to adopt the Amendment only if the Fund receives satisfactory regulatory approvals to extend the Fund’s offering period.

Q.	Where and when will the consents be tabulated?

A.

The consents will be tabulated at the offices of the Fund’s transfer agent, ACS Securities Services, Inc., located at 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 752040 promptly following the close of the solicitation period.

Q.	How can I find out the results of the consent solicitation?

A.	The Manager will post the results of the consent solicitation following the tabulation of consents on its website and will file a report on Form 8-K to announce the voting results within four business days after the Expiration Time.

Q.	Who bears the costs of the consent solicitation?

A.	The costs associated with this consent solicitation are being borne by the Fund. Such costs include the costs of soliciting consents, including the preparation, assembly and mailing of the consent solicitation materials to Shareholders and the costs incurred to reimburse trustees, nominees, fiduciaries and other custodians for the reasonable fees and expenses in forwarding the consent solicitation materials to Shareholders.

Q.	Who can help answer my other questions?

A.	Shareholders who have questions may contact our Investor Relations Department at Macquarie Asset Management Inc., 225 Franklin Street, 17th Floor, Suite 1700, Boston, Massachusetts 02110 at telephone number 1-866-965-7622, or by email at investorsmami@macquarie.com.

* * * * * *

Required Consent

Approval of the Amendment to the Operating Agreement requires the consent of the “Majority Interest,” which is defined by the Operating Agreement as Members owning more than 50% of the aggregate outstanding Shares.

Additional Information

We file periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549 and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, www.sec.gov, through which all forms filed electronically may be accessed. Additional shareholder information is available free of charge on the Manager’s website at www.macquarie.com/mami or by contacting our Investor Relations Department at, Macquarie Asset Management Inc., 225 Franklin Street, 17th Floor, Suite 1700, Boston, Massachusetts 02110, by phone at 1-866-965-7622 or via email at investorsmami@macquarie.com. None of the information on or accessible through our website is incorporated into this Consent Solicitation Statement.

Shareholder Proposals

Neither Delaware law nor the Operating Agreement require the Fund to hold annual meetings, as the Fund does not have a board of directors or similar body and the Manager serves in that role for the life of the Fund, except in certain limited circumstances. The Fund has not held annual meetings.

Under the Operating Agreement, however, the Manager may call meetings of the Shareholders and may submit for action by consent of the Shareholders, in lieu of a meeting, any matter on which they may vote as provided by the Operating Agreement. Shareholders holding 10% or more of the outstanding Shares may also call meetings by giving notice to the Manager demanding a meeting and stating the purposes therefore. After calling a meeting or within 10 days after receipt of a written request or requests meeting the requirements of the preceding sentence, the Fund shall mail to all shareholders entitled to vote on the matter written notice of the place and purposes of the meeting, which shall be held on a date not less than 15 days nor more than 60 days after the Fund mails the notice of meeting to the Shareholders.

Only the Manager may solicit consents in lieu of a meeting. The Fund shall effect a solicitation of consents by giving those Shareholders who may consent a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than 15 days nor more than 60 days after the Fund transmits the notice of solicitation of consents.

Householding

In some instances, we may deliver to multiple Shareholders sharing a common address only one copy of this Consent Solicitation Statement and its attachments. We may deliver to joint owners only one copy of this Consent Solicitation Statement and its attachments. However, if you are a Shareholder of record at such address and you wish to receive a separate copy of this Consent Solicitation Statement and its attachments or future consent statements (as applicable), you may contact our Investor Relations Department at Macquarie Asset Management Inc., 225 Franklin Street, 17th Floor, Suite 1700, Boston, Massachusetts 02110, at telephone number 1-866-965-7622. We will deliver separate copies of this Consent Solicitation Statement and its attachments immediately upon written or oral request. If you participate in householding and would like to receive a separate copy of the Consent Solicitation Statement and its attachments, please contact us in the manner described above. We will deliver the requested documents to you promptly upon receipt of your request.

Questions

If you have questions about this Consent Solicitation Statement or require assistance or further information may contact our Investor Relations Department at Macquarie Asset Management Inc., 225 Franklin Street, 17th Floor, Suite 1700, Boston, Massachusetts 02110, at telephone number 1-866-965-7622, or by email at investorsmami@macquarie.com.

MACQUARIE ASSET MANAGEMENT INC.
Manager of Macquarie Equipment Leasing Fund, LLC

By:
David Fahy
President

Annex A

Macquarie Equipment Leasing Fund, LLC

First Amendment

to the

Limited Liability Company Agreement

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Limited Liability Company Operating Agreement of Macquarie Equipment Leasing Fund, LLC, dated as of June 19, 2009 (the “Operating Agreement”), is effective as of [—], 2011. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Operating Agreement as amended hereby.

RECITALS

WHEREAS, a Majority of the Members of Macquarie Equipment Leasing Fund, LLC, a Delaware limited liability company (the “Company”), desire to amend the Operating Agreement so as to extend the Company’s offering period to two years and nine months.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows.

1.	Amendment of Article 1. In Article 1 of the Operating Agreement:

a.	the definition of “Operating Period” shall be deleted in its entirety and replaced with the following new definition:

“Operating Period” shall mean the period commencing with the Initial Closing Date and ending four (4) years and three (3) months after the Final Closing Date; provided, however, that such period may be extended, by Notice to the Members, at the discretion of the Manager for a further period of not more than an additional twelve (12) months.

b.	the definition of “Termination Date” shall be deleted in its entirety and replaced with the following new definition:

“Termination Date” shall mean the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the discretion of the Manager for a further period of not more than an additional twenty one (21) months and (c) the termination of the Offering by the Manager at any time.

2.	Amendment of Article 6.6. Article 6.6 of the Operating Agreement shall be deleted in its entirety and replaced with the following new Article 6.6”

“6.6 Return of Uninvested Capital Contribution.

If any amount of the Net Offering Proceeds has not been committed to Investments or committed to Reserves by thirty-three (33) months after the Effective Date of the Offering, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Fund to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Member). Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable periods described above, and if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.”

A-1

3.	Effect on Operating Agreement. Except as specifically amended by this Amendment, the Operating Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

5.	Counterparts; Facsimile Signature. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same instrument, and shall become effective as of the date written above.

6.	Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to its conflicts of law rules.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MACQUARIE ASSET MANAGEMENT INC.

MANAGER:	By:
David Fahy, President

INITIAL MEMBER:	By:
David Fahy, President

FUND:	By:
David Fahy, President

A-2

CONSENT CARD

Shareholder Name:

  PLEASE EITHER:

1.    COMPLETE THIS CONSENT CARD ONLINE AT www.macquarie.com/mgl/com/mami/investor-center. Once you have logged into your account, follow the “Consent” link to the consent form. You will be prompted for a password. YOUR PASSWORD IS: XXXXXX ; or

2.    COMPLETE THIS CONSENT CARD BY TOLL FREE TELEPHONE, CALL 1 877 519-2629 You will be prompted for a password. YOUR PASSWORD IS: XXXXXX ; or

3.    COMPLETE, SIGN AND SUBMIT THIS CARD USING THE ENCLOSED PRE-PAID ENVELOPE. This Consent Card may also be separately submitted to Macquarie Asset Management Inc., c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, TX 75204 or via fax at (214) 887-7198.

MACQUARIE EQUIPMENT LEASING FUND, LLC CONSENT TO ACTION IN WRITING IN LIEU OF A MEETING OF SHAREHOLDERS

CONSENT SOLICITED ON BEHALF OF MACQUARIE EQUIPMENT LEASING FUND, LLC,BY ITS MANAGER,

MACQUARIE ASSET MANAGEMENT INC.

225 Franklin Street, 17th Floor, Suite 1700, Boston, Massachusetts 02110. Fax: (617) 457-0648

This consent is solicited on behalf of Macquarie Equipment Leasing Fund, LLC (the “Fund”) by its Manager, Macquarie Asset Management Inc. (the “Manager”). When properly executed and timely delivered to the Manager online or at the address or via the facsimile number above, this consent will be counted as designated by the undersigned. If this Consent Card is signed, dated, and delivered to the Manager with no designation by the undersigned, it will constitute the shareholder’s consent with respect to all shares of the Fund beneficially owned by such shareholder to APPROVE the proposal below (the “Proposal”). If you affirmatively elect to abstain, or if you fail to return this Consent Card, it will have the same effect as NOT APPROVING the Proposals. If you provide no instructions, this Consent Card will be deemed to constitute the consent to APPROVE each of the Proposals with respect to all shares of the Fund that you beneficially own.

THE DEADLINE FOR RETURNING THIS CONSENT TO THE MANAGER IS 5:00 P.M. EASTERN TIME ON MAY 31, 2011.

PLEASE COMPLETE. ☑ Mark only ONE of the following three boxes: PROPOSAL:
1.	To approve an amendment to the Limited Liability Company Agreement of the Macquarie Equipment Leasing Fund, LLC to extend the offering period of the Fund.
☐ Consent ☐ Consent Withheld ☐ Abstain

THE MANAGER RECOMMENDS THAT YOU “CONSENT” TO THE PROPOSAL.

IMPORTANT — PLEASE EITHER (I) COMPLETE THE CONSENT CARD ONLINE AT www.macquarie.com/mgl/com/mami/investor-center, (II) BY TOLL FREE TELPHONE, CALL 1 877 519-2629, OR (III) COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT CARD TO THE MANAGER AT THE ADDRESS OR FACSIMILE NUMBER LISTED ABOVE. When signing as attorney, executor, administrator, trustee or guardian, or other fiduciary or representative capacity, please indicate the capacity in which you are acting. Consents executed by corporations should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:	By:

Please Print Name

By:

Please Print Name